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Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference of our Independent Auditors' Report dated January 15, 2002 regarding the consolidated balance sheets of W.H.E.C., Inc. and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years then ended in the Registration Statement on Form S-4 of First Community Bancorp, filed with the Securities and Exchange Commission (Registration No. 333-65582), and the reference to our firm as experts.

/s/  VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
July 24, 2002

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  Exhibit 23.6